UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2011

UNIVERSAL CORPORATION
(Exact name of Registrant as specified in charter)

Virginia (State or other jurisdiction of incorporation)	001-00652 (Commission file number)	54-0414210 (IRS employer identification no.)

9201 Forest Hill Avenue, Richmond, Virginia (Address of principal executive offices)	23235 (Zip code)

Registrant’s telephone number, including area code
(804) 359-9311

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 8.01.     Other Events.

In 2002, the Company reported that it was aware that the European Commission (the “Commission”) was investigating certain aspects of the leaf tobacco markets in Italy.  Deltafina, S.p.A. (“Deltafina”), an Italian subsidiary of the Company, buys and processes tobacco in Italy.  The Company reported that it did not believe that the Commission’s investigation in Italy would result in penalties being assessed against it or its subsidiaries that would be material to the Company’s earnings.  The reason the Company held this belief was that it had received conditional immunity from the Commission because Deltafina had voluntarily informed the Commission of the activities that were the basis of the investigation.

On December 28, 2004, the Company received a preliminary indication that the Commission intended to revoke Deltafina’s immunity for disclosing in April 2002 that it had applied for immunity.  Neither the Commission’s Leniency Notice of February 19, 2002, nor Deltafina’s letter of provisional immunity, contains a specific requirement of confidentiality.  The potential for such disclosure was discussed with the Commission in March 2002, and the Commission never told Deltafina that disclosure would affect Deltafina’s immunity.  On November 15, 2005, the Company received notification from the Commission that the Commission had imposed fines totaling €30 million (about $41 million at the September 9, 2011 exchange rate) on Deltafina and the Company jointly for infringing European Union antitrust law in connection with the purchase and processing of tobacco in the Italian raw tobacco market. Accumulated interest as of September 9, 2011, is estimated at nearly €6 million ($8 million at the September 9, 2011 exchange rate).  In January 2006, the Company and Deltafina each filed appeals in the General Court.  Deltafina’s appeal was held on September 28, 2010.  For strategic reasons related to the defense of the Deltafina appeal, the Company withdrew its appeal.

On September 9, 2011, the General Court issued its decision, in which it rejected Deltafina’s application for immunity.  If Deltafina determines to appeal the decision of the General Court, such appeal must be filed within two months and 10 days from the date of the notification of the decision.  At this time, no decision has been made as to whether or not to appeal the decision of the General Court.

The press release issued by the Company on September 9, 2011announcing the decision of the General Court is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release issued by the Company on September 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 9, 2011

UNIVERSAL CORPORATION By: /s/ Preston D. Wigner Preston D. Wigner Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release issued by the Company on September 9, 2011